Exhibit 23.2

                 Chavez & Koch, CPA's, Ltd.
                 --------------------------
               2920 N. Green Valley Pkwy, #821
                    Henderson, NV  89014
                        702.433.7075
                      Fax  702.451.2863



October 17, 2001


     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of Blue Star Coffee, Inc. on Form S-8, of our report dated April 30, 2001, on our audit of the financial statements of Blue Star Coffee, Inc. as of March 31, 2001 and for the periods October 1, 2000 to March 31, 2001 and July 28, 2000 to March 31, 2001, which report is included in the Form 10-SB12G and of our report dated August 10, 2001, on our review of the financial statements of Blue Star Coffee, Inc., as of June 30, 2001 and for the periods April 1, 2001 to June 30, 2001, January 1, 2001 to June 30, 2001 and July 28, 2000 to June 30, 2001, which report is included in the Form 10-QSB for the quarter ended June 30, 2001.

Signed,


/s/Chavez & Koch, CPA's, Ltd.

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